Exhibit 99.6
(Text of graph posted to Ashland Inc.'s website concerning
 Ashland Water Technologies average sales per shipping day)

Average Sales per Shipping Day ($ in millions)*

	2008	2009	2010	2011	2012
January	3.351	7.014	7.320	7.599	6.687
February	3.403	7.206	7.106	7.403	6.579
March	3.613	6.422	6.967	7.425	6.772
April	3.767	6.945	6.121	7.476	6.787
May	3.662	7.075	7.146	7.763	6.594
June	4.022	6.959	7.255	7.710	6.611
July	3.720	7.260	7.266	7.983
August	3.251	7.203	6.794	7.334
September	3.598	7.314	7.630	7.737
October	3.090	6.737	6.843	7.097
November	5.994	7.911	7.633	7.683
December	6.640	6.895	7.347	7.397

*NOTE:  Information from October 2008 and prior does not include the Paper Technologies and Ventures operations of Hercules acquired on November 13, 2008.